PETROLEUM, NATURAL GAS
                          AND GENERAL RIGHTS CONVEYANCE


              THIS AGREEMENT made as of the 14th day of June, 2006.

BETWEEN:

                STONE PETROLEUMS LTD., SUPERNOVA RESOURCES LTD.,
                349385 ALBERTA LTD., and TORLAND LTD., bodies corporate of the City of Calgary, in the Province of Alberta,

             (hereinafter collectively referred to as the "Vendor")

                                                               OF THE FIRST PART
                                                       - and -

               GIANT OIL & GAS INC., a body corporate, of the City of Calgary, in the Province of Alberta,

                  (hereinafter referred to as the "Purchaser")

                                                              OF THE SECOND PART


                  WHEREAS the Vendor has agreed to sell and assign to the Purchaser and the Purchaser has agreed to purchase and acquire the entire interest of the Vendor in the Said Leases other than Vendor's royalty interest;

                  NOW THEREFORE in consideration of the premises hereto, and the covenants and agreements hereinafter set forth and contained, the parties hereto covenant and agree as follows:


1.                DEFINITIONS

                  In this Agreement, including the preamble hereto, this clause and the Schedule hereto, unless the context otherwise requires:

         (a) "Closing Date" means June 20th, 2006;


         (b) "Effective Time" means June 14th, 2006;


                  (c) "Petroleum Substances" means petroleum, natural gas and related hydrocarbons and all other substances whether liquid or solid and whether hydrocarbons or not, the rights to which are granted by the Said Leases;

                  (d)  "Said  Lands"  means  Township   Fifty-One  (51),   Range
                  Twenty-One (21), West of the Fourth (4th) Meridian, Section Twenty-Six (26) Northeast Quarter (NE/4);

                  (e) "Said Leases" means Alberta Crown Petroleum and Natural Gas Lease No. 0405030802, as further set forth and described in Schedule "A" hereto by virtue of which the holder thereof is entitled to drill for, win, take or remove the Petroleum Substances underlying all or any part of the Said Lands;

                  (f) "Sold  Assets"  means an  undivided  one  hundred  percent
                  (100%)   interest   in  the  Said   Leases,   subject  to  the
                  encumbrances set forth and described in Schedule "A" hereto;


2.                CONVEYANCE

                  (a) In consideration of the purchase price of Seven Thousand Five Hundred ($7,500.00) Dollars of lawful money of Canada paid to the  Vendor on the  Closing  Date and  subject  to the reservation of a gross overriding royalty in favour of the Vendor, Vendor hereby sells, assigns, transfers, conveys and sets over to the Purchaser, the entire right, title and interest of the Vendor in and to the Sold Assets, TO HAVE AND TO HOLD the same, together with all benefit and advantage to be derived therefrom absolutely, subject only to the respective terms and conditions of the Said Leases.

(b) The parties hereto agree that the purchase price of Seven Thousand Five Hundred ($7,500.00) Dollars shall be allocated and attributed as follows:
                           Stone                                $ 4,650.00
                           Supernova                            $ 1,350.00
                           349385                                 $ 750.00
                           Torland                                $ 750.00

                           TOTAL                                 $7,500.00
                                                                  --------


                  (c) The parties acknowledge that the cash portion of the purchase price shall be paid to Stone on the Closing Date on behalf of the Vendor.


3.                ADJUSTMENTS

                  All rental payments accruing, payable or paid in respect of the Sold Assets hereby assigned shall be apportioned between the Vendor and the Purchaser as of the Effective Time and settled by payment to or by the Vendor and the Purchaser, as the case may be, on the Closing Date.


4.                COVENANTS, REPRESENTATIONS AND WARRANTIES

                  Each of the parties making up the Vendor covenants with, and represents and warrants to the Purchaser to the extent of its interest only that:

                  (a) It now has good right, full power and absolute authority to bargain, sell, transfer, assign and convey its entire interest in and to the Sold Assets for the purposes and in the manner herein provided for according to the true intent and meaning of this agreement. It does not warrant its title to the Sold Assets but it does hereby warrant to the Purchaser that it has done no act or thing whereby any of its interest in and to the Sold Assets may be cancelled or terminated, nor has it encumbered or alienated the same or any interest therein and the Sold Assets are now free and clear of all liens, encumbrances, adverse claims, demands and royalties or other interests created by, through or under it, save as set forth in Schedule "A" hereto;

                  (b) Subject to the rents, covenants, conditions and stipulations in the Said Leases reserved and contained and on the said Lessee's or holder's part thereunder to be paid, performed and observed, the Purchaser may enter into and upon the Said Lands, and hold and enjoy the Sold Assets for the residue of the respective terms and all renewals or extensions thereof as to the interests hereunder assigned for its own use and benefit without any lawful interruption of or by it or any other person whomsoever claiming or to claim by, through or under it and it binds itself to warrant and forever defend, at its sole cost and expense, all and singular the Sold Assets against all persons whomsoever claiming or to claim the same or any part thereof or any interest therein by, through or under it;

                  (c) There are no approved authorizations for expenditures pursuant to which expenditures are to be made, nor any other approved financial commitments which are now outstanding or due, in respect of the Sold Assets or operations in respect thereof.

                  (d) The Vendor's interest in and to the Said Leases is not subject to reduction by virtue of the conversion or other alteration of the interest of any third party under existing agreements pertaining to the Sold Assets except as is specifically noted in Schedule "A" hereto.

                  (e) The Vendor has performed and observed all of its duties, liabilities, obligations and covenants of any nature or kind required to be satisfied, performed and observed by it under the terms of any of the Said Leases and the Vendor is not in default under or in breach of any of the terms, covenants and conditions thereof.

                  (f) There are no charges, claims, proceedings or actions in existence, and to the best of its knowledge, information and belief of the Vendor there are no charges, claims proceedings or actions contemplated or threatened, against or with respect to the Sold Assets or the interest of the Vendor therein.

                  (g) The Vendor has incurred no obligation or liability, contingent or otherwise, for brokers' or finder's fees in respect of this transaction for which the Purchaser shall have any obligation or liability.

                  (h) The Sold Assets are legally and validly assignable by the Vendor to the Purchaser and at Closing Date will not be subject to any preemptive or preferential right of purchase by any third party.

                  (i) The Vendor is not obligated by virtue of prepayment arrangement under any contract for the sale of Petroleum Substances and containing a "take or pay" or similar provision, or a production payment or of any other arrangement, to deliver Petroleum Substances produced from the Said Lands at some future time without then or thereafter receiving full payment therefor, except to the extent that specific notice thereof has been given by the Vendor to the Purchaser prior to the acceptance hereof by the Vendor.

                  The covenants, representations and warranties contained herein shall not merge with the transfer of the Sold Assets but shall survive the purchase and sale herein provided for and shall continue and remain in full force and effect for the benefit of the Purchaser for a period of one (1) year from the Effective Time.


5.                INDEMNITY

                  (a) Subject to clause 5(c), the Vendor shall continue to remain liable and shall indemnify the Purchaser from and against any liability, loss, costs, claims or damages arising out of or pertaining to the failure of Vendor's covenants, representations and warranties set out in Clause 4 herein and accruing prior to the Effective Time. The parties agree that the extent of Vendors liability and indemnity of whatsoever nature, shall not exceed the purchase price referred to in clause 2 (b).

                  (b) The Purchaser shall be liable and shall indemnify the Vendor for all liability, loss, costs, claims, or damages with respect to the Said Leases and Said Lands incurred and arising subsequent to the Effective Time.

                  (c) Purchaser agrees to assume and be liable for any costs, claims, cause or causes of action with respect to any environmental matters, well abandonments and reclamation costs attributable to the Said Lands, whether the same arose prior or subsequent to the Effective Time.
6.                         FURTHER ASSURANCES

                  The Vendor will, from time to time and at all times hereafter, at the request of the Purchaser, but without further consideration, do such further acts and deliver all such further assurances, deeds and documents as shall be reasonably required in order to fully perform and carry out the terms of this agreement.


7.                OTHER AGREEMENTS

                  The provisions contained in all specific conveyances collateral hereto of the various interests being conveyed by the Vendor to the Purchaser shall at all times be read subject to the provisions of this agreement and, in the event of conflict, the provisions of this agreement shall prevail.


8.                SUBROGATION

                  The assignment and conveyance effected by this agreement is made with full right of substitution and subrogation of Purchaser in and to all covenants and warranties by others heretofore given or made in respect of the Sold Assets or any part hereof.

9.                GOVERNING LAW

                  This agreement shall, in all respects, be subject to, interpreted, construed and enforced in accordance with and under the laws of the Province of Alberta, in the English language, and shall, in every regard, be treated as a contract made in the Province of Alberta.


10.               ENUREMENT

                  This agreement shall be binding upon and shall enure to the benefit of each of the parties hereto and their respective administrators, trustees, receivers, successors and assigns.


11.               TIME OF ESSENCE

                  Time is of the essence in this agreement.

12.               NOTICES

                  The addresses for service of the parties hereto shall be as follows:
                           Vendor:  STONE PETROLEUMS LTD.
                                    #1050, 717 - 7th Avenue SW
                                    Calgary, Alberta   T2P OZ3

                                    SUPERNOVA RESOURCES LTD.
                                    1400, 715 - 5th Avenue SW
                                    Calgary, Alberta   T2P 2X6

                                    349385 ALBERTA LTD.
                                    436 - 135th Avenue SE
                                    Calgary, Alberta   T2J 5E7

                                    TORLAND LTD.
                                    c/o #1050, 717 - 7th Avenue SW
                                    Calgary, Alberta   T2P 0Z3


                        Purchaser:  GIANT OIL & GAS INC.
                                    4010 - 246 Stewart Green SW
                                    Calgary, Alberta   T3H 3C8

                  Any of the parties may from time to time, change its address for service, by giving written notice to the other party hereto. Any notice may be served by personal service, courier, telecopier or by a letter by prepaid post in a properly addressed envelope addressed to the other party hereto. Any notice served by personal service, courier or telecopier shall be deemed to be received on the same day. Any notice mailed as aforesaid shall be deemed to be received by the addressee on the fifth (5th) day after mailing thereof.


13.               SCHEDULE

                  The Schedule "A" attached hereto is incorporated herein by reference as fully as though contained in the body hereof. Wherever any term or condition, express or implied of such Schedule "A" conflicts or is at variance with any term or condition of this agreement, such term or condition of this agreement shall prevail.

                  IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed under corporate seal by their respective officers duly authorized in that behalf effective as of the day and year first above written.

GIANT OIL & GAS INC.                           STONE PETROLEUMS LTD.


Per:                                           Per:


SUPERNOVA RESOURCES LTD.                       TORLAND LTD.


Per:                                           Per:

349385 ALBERTA LTD.


Per:



Signature page attached to and forming part of Petroleum, Natural Gas and General Rights Conveyance between Giant Oil & Gas Inc. and Stone Petroleums Ltd., Supernova Resources Ltd, 349385 Alberta Ltd. and Torland Ltd., dated June 14th, 2006.

     SCHEDULE "A" ATTACHED TO AND FORMING PART OF THE PETROLEUM, NATURAL GAS AND GENERAL RIGHTS CONVEYANCE BETWEEN STONE PETROLEUMS LTD., SUPERNOVA RESOURCES LTD., 349385 ALBERTA LTD., AND TORLAND LTD., AS VENDOR AND GIANT OIL & GAS INC., AS PURCHASER DATED JUNE 14TH, 2006.





existing agreements:       nil



Said Lands:                Township  Fifty-One (51),  Range  Twenty-One  (21),
                           West of the Fourth (4th) Meridian, Section Twenty-six
                           (26) Northeast Quarter (NE/4).



Said Leases:               Alberta Crown  Petroleum and Natural Gas Lease No.
                           0405030802  with a term  commencement  date of  March
                           24th,  2005,  issued to Stone  Petroleums Ltd., as to
                           80%, Supernova Resources Ltd., as to 20%.


encumbrances:              1.       Alberta Crown Lessor's Royalty.

                                                     2. Five (5%) percent  gross
                                    overriding   royalty   reserved   to   Stone
                                    Petroleums Ltd.,  Supernova  Resources Ltd.,
                                    349385 Alberta Ltd., and Torland Ltd., to be reserved concurrent with the conveyance.